Exhibit 99

Journal Communications Reports Third Quarter 2009 Results

MILWAUKEE--(BUSINESS WIRE)--October 20, 2009--Journal Communications, Inc. (NYSE:JRN) today announced results for its third quarter ended September 27, 2009.

“In the third quarter, we remained diligent about reducing costs and generating cash while operating in an ongoing difficult advertising environment,” said Steven J. Smith, Chairman and Chief Executive Officer of Journal Communications. “We made additional progress on debt reduction by paying down another $6 million in the quarter. Year to date, Journal Communications has reduced its debt by almost $43 million.

“Journal Sentinel continues its restructuring initiative to align employee costs with revenue. In spite of a significant workforce reduction charge, Journal Sentinel was profitable in the quarter.

“Although the advertising environment remains challenged, we did see some improvements in broadcast revenues as the quarter progressed. We also signed two significant long term printing contracts with publishing customers, as we continue to capitalize on our Journal Sentinel production facility.

“We expect to see modest improvement in advertising expenditures as we enter the fourth quarter, yet our focus on expense and debt reduction will continue.”

Third Quarter 2009 Results

Note that unless otherwise indicated, all comparisons are to the third quarter ended September 28, 2008.

For the third quarter, revenue of $105.1 million decreased 22.9% compared to $136.3 million. Operating earnings of $3.7 million included a $4.3 million charge for workforce reductions in the quarter and a $0.8 million increase in a sales and use tax reserve. Excluding these two items and a $38.8 million non-cash impairment charge for broadcast licenses and a $3.7 million charge for workforce reductions, both in the third quarter last year, operating earnings of $8.8 million compared to $15.5 million, a decrease of 42.9%. The net earnings of $1.8 million compares to a net loss of $17.1 million.

In the third quarter 2009, basic and diluted net earnings per share of class A and B common stock were $0.02 for both. Excluding the impact of the $2.6 million after-tax charge for workforce reductions and the $0.5 million after-tax impact of the increase in a sales and use tax reserve, basic and diluted net earnings per share of class A and B common stock were $0.08 for both. This compared to net loss per share of $0.35 for both in 2008. Excluding the impact of the $23.5 million after-tax non-cash impairment charge and the $2.4 million after-tax workforce reduction charge, basic and diluted net earnings per share of class A and B common stock were $0.16 for both.

EBITDA (net earnings (loss) excluding the gain/loss from discontinued operations, net; total other expense, net; provision (benefit) for income taxes; depreciation; amortization; and non-cash impairment charges) of $10.7 million decreased 44.0% compared to $19.1 million.

The operating margin was 3.5% this year. Excluding the charge for workforce reductions and the increase in a sales and use tax reserve this year and the non-cash impairment charge and the charge for workforce reductions last year, the operating margin was 8.4% compared to 11.4%.

Consolidated and Segment Results

The following table presents our total revenue and operating earnings (loss) by segment for the third quarter of 2009 and the third quarter of 2008:

	2009	2008	% Change
Revenue:
Publishing	$46.5	$59.5	(21.8)
Broadcasting	42.4	54.0	(21.4)
Printing services	11.1	16.1	(31.1)
Other	5.1	6.7	(24.8)
Total revenue	$105.1	$136.3	(22.9)

Operating earnings (loss):

Publishing	$0.7	$1.1	(40.3)
Broadcasting (after impairment)	3.7	(29.1)	n/a
Printing services	(0.8)	0.8	n/a
Other	0.1	0.2	(52.2)
Total operating earnings (loss)	$3.7	$(27.0)	n/a

Broadcast license impairment	$--	$(38.8)	n/a

Overall, total operating expenses of $101.4 million decreased 37.9% compared to $163.2 million. Excluding the workforce reduction charge and the increase in the sales and use tax reserve in the third quarter 2009 and the non-cash impairment charge and the workforce reduction charge in the third quarter 2008, total operating expenses were $96.2 million, a reduction of 20.3% primarily driven by workforce reduction initiatives, employee benefit reductions and wage reductions implemented early in 2009 and reduced expenses related to revenue declines.

Publishing

For the third quarter, publishing revenue decreased 21.8% to $46.5 million compared to $59.5 million, largely due to continued weakness in all advertising categories. Operating earnings from publishing of $0.7 million decreased 40.3% compared to $1.1 million. Total newsprint expense in publishing was $3.2 million compared to $6.6 million, a 51.6% decrease due to a reduction in the price per ton of newsprint and reduced consumption.

Revenue at the daily newspaper for the third quarter decreased 23.4% to $38.4 million compared to $50.1 million. Classified advertising revenue decreased 48.7% largely due to decreases in the employment, automotive and real estate advertising categories while retail advertising revenue decreased 22.3%. Interactive advertising revenue at the daily newspaper decreased 36.8% to $2.4 million compared to $3.8 million, primarily due to a decline in automotive and employment online classified advertising. Operating earnings from the daily newspaper were $0.1 million compared to $0.9 million. Daily newspaper operating expenses were down 22.1% primarily due to the reduction in employee related costs and newsprint expense and other cost reduction initiatives partially offset by a $0.8 million increase in a sales and use tax reserve. The charges for workforce reductions were $3.8 million and $3.7 million in the third quarter 2009 and 2008, respectively.

Community newspapers and shoppers revenue for the third quarter decreased 13.5% to $8.1 million compared to $9.4 million. The decrease was primarily due to declines in automotive and real estate retail and classified advertising revenue and was partially offset by $1.1 million in revenue from recent acquisitions. Operating earnings from community newspapers and shoppers were $0.6 million, an increase of $0.4 million primarily from the earnings from recent acquisitions. Operating expenses were down 18.0% primarily due to cost savings from previous workforce reductions and production efficiency initiatives and a decrease in newsprint expense partially offset by expenses relating to acquisitions during 2008.

Broadcasting

For the third quarter, broadcasting revenue decreased 21.4% to $42.4 million compared to $54.0 million. Local advertising revenue decreased 13.2% and national advertising revenue decreased 25.3%. Total broadcast political and issue advertising revenue was $0.6 million compared to $3.4 million. Retransmission revenue was $1.2 million compared to $0.4 million. Broadcasting operating earnings were $3.7 million compared to an operating loss of $29.1 million, which included a $38.8 million non-cash impairment charge for broadcast licenses.

Revenue from television stations for the third quarter decreased 24.1% to $24.5 million compared to $32.3 million. Television political and issue advertising revenue was $0.5 million compared to $3.2 million. The operating results from television stations were essentially breakeven compared to an operating loss of $17.0 million which included a $21.1 million non-cash impairment charge for television broadcast licenses. Television operating expenses (including KNIN-TV acquired in April 2009 but excluding the non-cash impairment charge in 2008) were down 13.2% compared to last year due to the reduction in employee related costs and other cost reduction initiatives.

For the third quarter, revenue from radio stations of $17.9 million was down 17.3% compared to $21.7 million. Operating earnings from radio stations were $3.7 million compared to an operating loss of $12.1 million which included a $17.7 million non-cash impairment charge for radio broadcast licenses. Excluding the non-cash impairment charge last year, operating earnings of $3.7 million decreased 34.8% compared to $5.6 million. The decline in operating earnings were due to declines in revenue partially offset by an 11.2% decrease in radio operating expenses from the reduction in employee related costs and other cost saving initiatives offset by a gain on the sale of two Boise radio stations.

Printing Services

For the third quarter, revenue from printing services decreased 31.1% to $11.1 million compared to $16.1 million due to a general overall decline in sales from all printing segments. The operating loss from printing services of $0.8 million compared to operating earnings of $0.8 million, primarily due to the decline in revenue, partially offset by employee related cost reduction initiatives.

Other (Direct Marketing and Corporate)

For the third quarter, revenue for “Other” of $5.1 million decreased 24.8% compared to revenue of $6.7 million primarily in our mailing services business. “Other” operating earnings were $0.1 million compared $0.2 million, a decrease of 52.2%.

Non-Operating Items

For the third quarter, other expense, which primarily consists of interest expense, was $0.6 million compared to $1.9 million. Interest expense decreased due to a decline in both the average borrowings during the quarter and the interest rate on our borrowings.

The third quarter effective tax rate was 39.8%.

Debt and Cash Flows

At the end of the third quarter, our debt of $172.2 million represented 3.30 times the trailing four quarters of EBITDA. During the first three quarters of 2009, debt was reduced by $42.9 million. Year to date cash from operating activities was $54.0 million compared to $45.9 million, an increase of $8.1 million primarily due to an $8.7 million income tax refund in the settlement of an income tax assessment. Capital expenditures were $5.5 million compared to $15.1 million. There were no share repurchases in 2009 compared to $44.8 million. Dividends paid to shareholders were $1.5 million compared to $14.0 million.

Fourth Quarter 2009 Outlook

For the fourth quarter of 2009, the Company currently anticipates that its publishing, television and radio revenues will be down compared to the prior year period, reflecting continued challenges across its businesses.

Conference Call and Webcast

The company will hold an earnings conference call today at 10:00 a.m. Central Time (11:00 a.m. ET, 8:00 a.m. PT). To access the call, dial (888) 680-0860 (domestic) or (617) 213-4852 (international) at least 10 minutes prior to the scheduled start of the call. The access code for the conference call is 44489974. A live webcast of the third quarter conference call will be accessible through the Journal Communications’ website at www.journalcommunications.com/investors, also beginning at 10:00 a.m. CT this morning. An archive of the webcast will be available on this site today through November 3, 2009. Replays of the conference call will be available October 20 through October 23. To hear the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international) at least one hour after the completion of the call. The access code for the replay is 49170088. Pre-registration for the conference call is now available at www.journalcommunications.com/investors.

Forward-looking Statements

This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found in our most recent Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission.

About Journal Communications

Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media company with operations in publishing, radio and television broadcasting, interactive media and printing services. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and more than 50 community newspapers and shoppers in Wisconsin and Florida. We own and operate 33 radio stations and 13 television stations in 12 states and operate an additional television station under a local marketing agreement. Our interactive media assets include about 120 online enterprises that are associated with our daily and community newspapers and television and radio stations. We also provide a wide range of commercial printing services – including printing of publications, professional journals and documentation material – and operate a direct marketing services business.

Tables Follow

Journal Communications, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except for shares and per-share amounts)

	Third Quarter (A)			Three Quarters (B)
	2009	2008	% Change	2009	2008	% Change

Revenue:
Publishing	$46,479	$59,452	(21.8)	$144,036	$181,997	(20.9)
Broadcasting	42,453	53,994	(21.4)	125,410	156,790	(20.0)
Printing services	11,086	16,099	(31.1)	36,621	49,395	(25.9)
Other	5,059	6,725	(24.8)	15,273	22,443	(31.9)
Total revenue	105,077	136,270	(22.9)	321,340	410,625	(21.7)

Operating costs and expenses:
Publishing	27,316	35,405	(22.8)	86,387	103,454	(16.5)
Broadcasting	24,098	26,565	(9.3)	67,333	75,455	(10.8)
Printing services	9,957	13,396	(25.7)	32,216	41,027	(21.5)
Other	4,485	5,781	(22.4)	13,488	18,971	(28.9)
Total operating costs and expenses	65,856	81,147	(18.8)	199,424	238,907	(16.5)

Selling and administrative expenses	35,542	43,313	(17.9)	109,879	130,700	(15.9)
Broadcast license impairment	-	38,762	N/A	18,975	38,762	(51.0)
Total operating costs and expenses
and selling and administrative
expenses	101,398	163,222	(37.9)	328,278	408,369	(19.6)

Operating earnings (loss)	3,679	(26,952)	N/A	(6,938)	2,256	N/A

Other income and (expense):
Interest income	-	-		-	2
Interest expense	(645)	(1,940)		(2,194)	(6,103)
Total other income and (expense)	(645)	(1,940)	(66.8)	(2,194)	(6,101)	(64.0)

Earnings (loss) from continuing operations before income taxes	3,034	(28,892)	N/A	(9,132)	(3,845)	(337.5)

Provision (benefit) for income taxes	1,209	(11,791)	N/A	(6,246)	(2,038)	N/A

Earnings from continuing operations	1,825	(17,101)	N/A	(2,886)	(1,807)	(59.7)

Gain from discontinued operations, net of tax	-	-	N/A	-	400	N/A

Net earnings (loss)	$1,825	$(17,101)	N/A	$(2,886)	$(1,407)	(105.1)

Weighted average number of shares-Class A and B common stock:
Basic	50,499,814	50,433,397		50,362,904	52,502,384
Diluted	50,499,814	50,447,059		50,362,904	52,518,832

Weighted average number of shares-Class C common stock	3,264,000	3,264,000		3,264,000	3,264,000

Earnings (loss) per share:
Basic - Class A and B common stock:
Continuing operations	$0.02	$(0.35)		$(0.08)	$(0.06)
Discontinued operations	-	-		-	0.01
Net earnings (loss)	$0.02	$(0.35)		$(0.08)	$(0.05)

Diluted - Class A and B common stock:
Continuing operations	$0.02	$(0.35)		$(0.08)	$(0.06)
Discontinued operations	-	-		-	0.01
Net earnings (loss)	$0.02	$(0.35)		$(0.08)	$(0.05)

Basic and diluted - Class C common stock:
Continuing operations	$0.17	$0.14		$0.43	$0.42
Discontinued operations	-	-		-	0.01
Net earnings	$0.17	$0.14		$0.43	$0.43

(A) 2009 third quarter: June 29, 2009 to September 27, 2009.
2008 third quarter: June 30, 2008 to September 28, 2008.
(B) 2009 three quarters: December 29, 2009 to September 27, 2009.
2008 three quarters: December 31, 2007 to September 28, 2008.

Journal Communications, Inc.
Segment Information (unaudited)
(dollars in thousands)

	Third Quarter (A)			Three Quarters (B)
	2009	2008	% Change	2009	2008	% Change
Revenue
Publishing	$46,479	$59,452	(21.8)	$144,036	$181,997	(20.9)
Broadcasting	42,453	53,994	(21.4)	125,410	156,790	(20.0)
Printing services	11,086	16,099	(31.1)	36,621	49,395	(25.9)
Other	5,059	6,725	(24.8)	15,273	22,443	(31.9)
	$105,077	$136,270	(22.9)	$321,340	$410,625	(21.7)

Operating earnings (loss)
Publishing	$680	$1,139	(40.3)	$2,378	$11,132	(78.6)
Broadcasting	3,651	(29,110)	N/A	(8,190)	(12,264)	33.2
Printing services	(750)	814	N/A	(1,157)	2,392	N/A
Other	98	205	(52.2)	31	996	(96.9)
	$3,679	$(26,952)	N/A	$(6,938)	$2,256	N/A

Broadcast license impairment	$-	$38,762	N/A	$18,975	$38,762	(51.0)

Depreciation and amortization
Publishing	$3,016	$3,132	(3.7)	$9,094	$9,564	(4.9)
Broadcasting	3,253	3,406	(4.5)	9,955	10,050	(0.9)
Printing services	531	579	(8.3)	1,581	1,730	(8.6)
Other	241	215	12.1	742	649	14.3
	$7,041	$7,332	(4.0)	$21,372	$21,993	(2.8)

(A) 2009 third quarter: June 29, 2009 to September 27, 2009.
2008 third quarter: June 30, 2008 to September 28, 2008.
(B) 2009 three quarters: December 29, 2009 to September 27, 2009.
2008 three quarters: December 31, 2007 to September 28, 2008.

Journal Communications, Inc.
Publishing and Broadcasting Segment Information (unaudited)
(dollars in thousands)

	Third Quarter of 2009 (A)			Third Quarter of 2008 (B)

Publishing:		Community			Community
	Daily	Newspapers		Daily	Newspapers		% Change	% Change	% Change
	Newspaper	& Shoppers	Total	Newspaper	& Shoppers	Total	Daily	CN&S	Total

Advertising revenue:
Retail	$15,675	$5,452	$21,127	$20,173	$6,589	$26,762	(22.3)	(17.3)	(21.1)
Classified	5,679	1,377	7,056	11,070	1,523	12,593	(48.7)	(9.6)	(44.0)
National	989	--	989	1,737	--	1,737	(43.1)	N/A	(43.1)
Direct Marketing	82	--	82	697	--	697	(88.2)	N/A	(88.2)
Other	--	37	37	--	88	88	N/A	(58.0)	(58.0)
Total advertising revenue	22,425	6,866	29,291	33,677	8,200	41,877	(33.4)	(16.3)	(30.1)
Circulation revenue	12,858	528	13,386	12,883	271	13,154	(0.2)	94.8	1.8
Other revenue	3,097	705	3,802	3,530	891	4,421	(12.3)	(20.9)	(14.0)
Total revenue	$38,380	$8,099	$46,479	$50,090	$9,362	$59,452	(23.4)	(13.5)	(21.8)

Operating earnings	$85	$595	$680	$928	$211	$1,139	(90.8)	182.0	(40.3)

Broadcasting:							% Change	% Change	% Change
	Television	Radio	Total	Television	Radio	Total	Television	Radio	Total

Revenue	$24,492	$17,961	$42,453	$32,269	$21,725	$53,994	(24.1)	(17.3)	(21.4)

Operating earnings (loss)	$(23)	$3,674	$3,651	$(17,039)	$(12,071)	$(29,110)	99.9	N/A	N/A

Broadcast license impairment	$-	$-	$-	$21,060	$17,702	$38,762

Adjusted operating earnings	$(23)	$3,674	$3,651	$4,021	$5,631	$9,652	N/A	(34.8)	(62.2)

	Three Quarters of 2009 (C)			Three Quarters of 2008 (D)

Publishing:		Community			Community
	Daily	Newspapers		Daily	Newspapers		% Change	% Change	% Change
	Newspaper	& Shoppers	Total	Newspaper	& Shoppers	Total	Daily	CN&S	Total

Advertising revenue:
Retail	$47,615	$17,963	$65,578	$61,359	$20,668	$82,027	(22.4)	(13.1)	(20.1)
Classified	17,109	4,065	21,174	35,463	4,286	39,749	(51.8)	(5.2)	(46.7)
National	3,583	--	3,583	5,257	--	5,257	(31.8)	N/A	(31.8)
Direct Marketing	543	--	543	2,335	--	2,335	(76.7)	N/A	(76.7)
Other	--	183	183		283	283	N/A	(35.3)	(35.3)
Total advertising revenue	68,850	22,211	91,061	104,414	25,237	129,651	(34.1)	(12.0)	(29.8)
Circulation revenue	38,216	1,540	39,756	37,720	811	38,531	1.3	89.9	3.2
Other revenue	10,880	2,339	13,219	11,255	2,560	13,815	(3.3)	(8.6)	(4.3)
Total revenue	$117,946	$26,090	$144,036	$153,389	$28,608	$181,997	(23.1)	(8.8)	(20.9)

Operating earnings	$1,595	$783	$2,378	$10,877	$255	$11,132	(85.3)	207.1	(78.6)

Broadcasting:							% Change	% Change	% Change
	Television	Radio	Total	Television	Radio	Total	Television	Radio	Total

Revenue	$77,099	$48,311	$125,410	$97,205	$59,585	$156,790	(20.7)	(18.9)	(20.0)

Operating earnings (loss)	$(13,343)	$5,153	$(8,190)	$(8,828)	$(3,436)	$(12,264)	(51.1)	N/A	33.2

Broadcast license impairment	$14,845	$4,130	$18,975	$21,060	$17,702	$38,762

Adjusted operating earnings	$1,502	$9,283	$10,785	$12,232	$14,266	$26,498	(87.7)	(34.9)	(59.3)

(A) 2009 third quarter: June 29, 2009 to September 27, 2009.
(B) 2008 third quarter: June 30, 2008 to September 28, 2008.
(C) 2009 three quarters: December 29, 2009 to September 27, 2009.
(D) 2008 three quarters: December 31, 2007 to September 28, 2008.

NOTE:

Publishing and broadcasting segment information is provided to facilitate comparison of our publishing and broadcasting segments results with those of other publishing and braodcasting companies and is not representative of the overall business of Journal Communications or its operating results.

Journal Communications, Inc.
Reconciliation of consolidated net earnings (loss) to consolidated EBITDA (unaudited)
(dollars in thousands)

	Third Quarter (A)		Three Quarters (B)
	2009	2008	2009	2008

Net earnings (loss)	$1,825	$(17,101)	$(2,886)	$(1,407)
Gain from discontinued operations, net	-	-	-	(400)
Provision (benefit) for income taxes	1,209	(11,791)	(6,246)	(2,038)
Total other expense, net	645	1,940	2,194	6,101
Depreciation	6,547	6,812	19,891	20,477
Amortization	494	520	1,481	1,516
Broadcast license impairment	-	38,762	18,975	38,762
EBITDA	$10,720	$19,142	$33,409	$63,011

(A) 2009 third quarter: June 29, 2009 to September 27, 2009.
2008 third quarter: June 30, 2008 to September 28, 2008.
(B) 2009 three quarters: December 29, 2009 to September 27, 2009.
2008 three quarters: December 31, 2007 to September 28, 2008.

We define EBITDA as net earnings (loss) excluding gain/loss from discontinued operations, net, provision (benefit) for income taxes, total other expense (which is entirely comprised of interest income and expense), depreciation, amortization and, if any, non-cash impairment charges. Our management uses EBITDA, among other things, to evaluate our operating performance, and to value prospective acquisitions. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies.

Journal Communications, Inc.
Consolidated Condensed Balance Sheets
(dollars in thousands)

	September 27,
	2009	December 28,
	(unaudited)	2008
ASSETS
Current assets:
Cash and cash equivalents	$3,425	$4,040
Receivables, net	61,201	79,418
Inventories, net	3,324	5,935
Prepaid expenses and other current assets	12,081	4,472
Syndicated programs	10,123	11,088
Deferred income taxes	4,398	4,869
Total current assets	94,552	109,822
Property and equipment, net	206,788	221,158
Syndicated programs	4,195	3,091
Goodwill	9,098	4,285
Broadcast licenses	82,920	101,120
Other intangible assets, net	25,470	26,706
Deferred income taxes	64,346	64,420
Other assets	1,598	11,997
Total assets	$488,967	$542,599

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23,735	$23,582
Accrued compensation	11,417	15,046
Accrued employee benefits	6,535	7,214
Deferred revenue	16,218	15,001
Syndicated programs	12,784	12,348
Accrued income taxes	134	43
Other current liabilities	7,930	6,668
Current portion of long-term liabilities	575	1,609
Total current liabilities	79,328	81,511
Accrued employee benefits	62,178	64,620
Syndicated programs	7,415	7,871
Long-term notes payable to banks	172,225	215,090
Other long-term liabilities	2,485	5,445
Shareholders' equity	165,336	168,062
Total liabilities and shareholders' equity	$488,967	$542,599

CONTACT:
Journal Communications, Inc.
Andre Fernandez
Executive Vice President, Finance & Strategy
and Chief Financial Officer
414-224-2884